Exhibit 10.118
                                                                  Execution Copy

                        BXG RECEIVABLES NOTE TRUST 2004-C
                 TIMESHARE LOAN BACKED VFN NOTES, SERIES 2004-C
             Timeshare Loan-Backed VFN Notes, Series 2004-C, Class A
             Timeshare Loan-Backed VFN Notes, Series 2004-C, Class B Timeshare Loan-Backed VFN Notes, Series 2004-C, Class C Timeshare Loan-Backed VFN Notes, Series 2004-C, Class D

                       NOTE PURCHASE COMMITMENT AGREEMENT

                                                          as of December 1, 2004

New York Life Insurance Company
51 Madison Avenue
New York, NY 10010

Ladies and Gentlemen:

            Section 1. Introduction. On the date hereof, (a) BXG Receivables Note Trust 2004-C (the "Issuer"), a Delaware statutory trust, has issued four classes of variable funding notes designated as its "Timeshare Loan-Backed VFN Notes, Series 2004-C, Class A", "Timeshare Loan-Backed VFN Notes, Series 2004-C, Class B", "Timeshare Loan-Backed VFN Notes, Series 2004-C, Class C" and "Timeshare Loan-Backed VFN Notes, Series 2004-C, Class D" (collectively, the "Notes") pursuant to that certain indenture (the "Indenture"), dated as December 1, 2004, by and among the Issuer, the Bluegreen Corporation ("Bluegreen"), as servicer, Vacation Trust, Inc., as club trustee, Concord Servicing Corporation, as backup servicer, U.S. Bank National Association, as indenture trustee and the Branch Banking and Trust Company, as agent (the "Agent"), (b) the Issuer, Bluegreen, as seller and servicer, Bluegreen Receivables Finance Corporation IX, as depositor, the Agent and each Purchaser (as defined below) have entered into a note funding agreement (the "Note Funding Agreement"), dated as of December 1, 2004, pursuant to which each party (each, a "Purchaser") executing a joinder supplement (a "Joinder Supplement") or a transfer supplement (a "Transfer Supplement") agree to acquire its interest in the Notes and, in the case of a purchaser that is a party to a Joinder Supplement, commit to the making of advances to the Issuer from time to time pursuant to the terms of the Note Funding Agreement, and (c) Legacy Capital Company, LLC (the "Transferor") has entered into a Joinder Supplement pursuant to which it has acquired its interest in each Class of Notes and has, subject to the terms of the Note Funding Agreement, committed to make advances to the Issuer.

      On the date hereof, the Transferor has not made any advances to the Issuer and the note principal balance ("Note Balance") of each Class of Notes is equal to $0. All Classes of Notes are registered in the name of the Agent, as agent of the Purchasers.

      In accordance with the Note Funding Agreement and the Indenture, the Note Rates for interests in Notes acquired by a Non-Committed Purchaser will be based on LIBOR (except in the limited circumstances described in the definition of "Alternate Rate") plus the related Note Rate Spread. Capitalized terms used but not defined herein shall have the meanings specified in the Note Funding Agreement.

            Section 2. Purchase.

                  (a) Subject to the satisfaction of the conditions precedent specified in Section 3 hereof, the New York Life Insurance Company (the "Transferee") irrevocably agrees to (1) purchase from the Transferor, (x) no later than April 5, 2005, a portion of its interest in one or more Classes of Notes corresponding to a portion of an aggregate Note Balance of up to $25,000,000 together with all rights of the Transferor under the Note Funding Agreement related thereto, and (y) no later than July 5, 2005, a portion of its interest in one or more Classes of Notes corresponding to a portion of an aggregate Note Balance of up to the difference between $40,000,000 and the amount purchased in clause (x) together with all rights of the Transferor under the Note Funding Agreement related thereto, (in the case of clauses (x) or (y), the "Transferred Notes"), at a purchase price equal to 100% of the aggregate Note Balance of the related Transferred Notes, plus accrued interest at the Note Rate payable to the Transferor (as the Structured Purchaser) through but excluding the date of transfer (excluding Breakage Costs, if any, which shall be the obligation of the Issuer to be paid under the Indenture on the next Payment Date) (the "Purchase Price"), (2) enter into Transfer Supplements substantially in the form attached hereto as Exhibit A whereby the Transferee shall become a Purchaser under the Note Funding Agreement and (3) execute an investment letter attached hereto as Exhibit
      B. The anticipated Transferred Notes are described on Exhibit C hereto.

                  (b) Payment of the Purchase Price shall be made by the Transferee in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Transferor and designated by the Transferor by 1:00 p.m., New York City time.

                  (c) The parties hereto acknowledge and agree that pursuant to the Note Funding Agreement, each Class of Notes shall be registered in the name of the Agent, as nominee of the Purchasers; therefore, no physical notes will be delivered by the Transferee to the Transferor.

            Section  3.  Conditions  of  the   Transferee's   Obligations.   The
obligations of Transferee pursuant to Section 2(a) hereof will be subject to the following:

                  (a) the Transferee receiving evidence that the (i) Class A Notes, Class B Notes, Class C Notes and Class D Notes shall have received a rating of "AAA", "AA", "A" and "BBB+", respectively, from S&P, and (ii) none of such ratings shall have been rescinded. The Transferee may in its sole discretion waive compliance with the foregoing;

                  (b) satisfaction of the conditions precedent specified in Sections 3.3 of the Note Funding Agreement.

                  (c) the Agent shall have, 8 Business Days prior to the purchase date, delivered to the Transferee a collateral tape showing that the Timeshare Loans securing the Notes were Eligible Timeshare Loans as of the date such Timeshare Loans were sold to the Issuer.

            Section 4. Limited Obligation of Transferor. The Transferor makes no representation or warranty of any kind to the Transferee in this Agreement and this Agreement shall not impose or give rise to any duty, liability or obligation of any kind on the part of the Transferor except to sell the Transferred Notes to the Transferee upon receipt in full of the Purchase Price.

            Section 5. Severability Clause. Any part, provision, representation, or warranty of this Agreement which is prohibited or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

            Section 6. Notices. All communications hereunder will be in writing and, (A) if sent to the Transferee will be mailed, delivered or telegraphed and confirmed to the Transferee, at New York Life Insurance Company, 51 Madison Avenue, New York, New York 10010, Attention: Ed Fitzgerald; or (B) if sent to the Transferor, will be mailed, delivered or telegraphed and confirmed to it at Legacy Capital Company, LLC, c/o The Liberty Hampshire Company, LLC, 227 West Monroe Street, Suite 4000, Chicago, Illinois 60606, with a copy to the Agent at Branch Banking and Trust Company, 200 West Second Street, 16th Floor, Winston-Salem, North Carolina 27101, Attention: Alan Staggers.

            Section 7. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and to all related controlling persons, and no other person will have any right or obligation hereunder. The Transferee may not assign this Agreement without the written consent of the Transferor.

            Section 8. Applicable Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICT OF LAW PROVISIONS. The parties hereto hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

            Section 9. Counterparts, Etc. This Agreement supersedes all prior or contemporaneous agreements and understandings relating to the subject matter hereof between the parties hereto. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought. This Agreement may be signed in any number of counterparts each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

            Section 10. No Bankruptcy Petition Against the Transferor. Each of the parties to this Agreement hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all outstanding indebtedness for borrowed money of the Transferor, it will not institute against, or join any other Person in instituting against, the

Transferor any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the Laws of the United States or any state of the United States. The agreements set forth in this
Section 10 and the parties' respective obligations under this Section 10 shall survive the termination of this Agreement.

            Section 11. Limited Recourse Against the Transferor. Each party to this Agreement hereby acknowledges and agrees that all transactions with the Transferor hereunder or in connection herewith shall be without recourse of any kind to the Transferor. Each party hereto agrees that no liability or obligation of the Transferor hereunder for fees, expenses or indemnities shall constitute a claim (as defined in Section 101 of Title 11 of the United States Bankruptcy
Code) against the Transferor unless the Transferor has received sufficient amounts to pay such amounts, and such amounts are not necessary to pay outstanding commercial paper issued by the Transferor. No recourse shall be had for any amount owing hereunder or any other obligation of, or claim against the Transferor arising out of or based upon this Agreement or any agreement or document entered into in connection herewith or therewith against any equity holder, member, employee, officer, agent, or manager of the Transferor or any equity holder, member, employee, officer, director, or affiliate thereof. The agreements set forth in this Section 11 and the parties' respective obligations under this Section 11 shall survive the termination of this Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

            If the foregoing is in accordance with your understanding of our agreement, please sign and return to the undersigned a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Transferor and the Transferee.

                                          Very truly yours,

                                          LEGACY CAPITAL COMPANY, LLC
                                            as Transferor


                                          By: _________________________________
                                              Name:
                                              Title:

The foregoing Purchase Agreement
  is hereby confirmed and accepted
  as of the date first above written.

NEW YORK LIFE INSURANCE COMPANY
  as Transferee


By: _________________________________
    Name:
    Title:

                                    EXHIBIT A

                           Form of Transfer Supplement

                                    Exhibit B

                            Form of Investment Letter

                                    Exhibit C

Anticipated Transferred Notes and Note Balances*

By April 5, 2005:

1.  Class A Notes  Not more than $13,823,500
2.  Class B Notes  Not more than $ 3,382,000
3.  Class C Notes  Not more than $ 3,676,000
4.  Class D Notes  Not more than $ 4,118,500

By July 5, 2005:

1.  Class A Notes  Not more than the difference between $22,117,600 and 1 above.
2.  Class B Notes  Not more than the difference between $5,411,200 and 2 above.
3.  Class C Notes  Not more than the difference between $5,881,600 and 3 above.
4.  Class D Notes  Not more than the difference between $6,589,600 and 4 above.

--------------------------------------------------------------------------------

* These Note Balances assume the maximum aggregate Note Balance for all Classes of Notes being purchased on each transfer date ($25,000,000 by April 5, 2005 and $15,000,000 by July 5, 2005). On each date of transfer, the aggregate Note Balance of each Class of Notes will be adjusted accordingly.